As filed with the Securities and Exchange Commission on May 10, 2018

Registration No. __________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

___________________

Glaukos Corporation

(Exact name of registrant as specified in its charter)

___________________

Delaware	33-0945406
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

229 Avenida Fabricante

San Clemente, California 92672
(Address, including zip code, of Principal Executive Offices)

___________________

Glaukos Corporation 2015 Omnibus Incentive Compensation Plan

Glaukos Corporation 2015 Employee Stock Purchase Plan

(Full title of the plan)

___________________

Thomas W. Burns

President & Chief Executive Officer

229 Avenida Fabricante

San Clemente, California 92672

(949) 367-9600

(Name, address and telephone number, including area code, of agent for service)

COPY TO:

Mark Peterson, Esq.
O’Melveny & Myers LLP

610 Newport Center Drive, Suite 1700

Newport Beach, California 92660

(949) 823-6900

___________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of ‘‘large accelerated filer,’’ ‘‘accelerated filer,’’ ‘‘smaller reporting company’’ and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

☒ Large accelerated filer	☐ Accelerated filer	☐ Non-accelerated filer (Do not check if a smaller reporting company)	☐ Smaller reporting company ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $0.001 par value per share
- 2015 Omnibus Incentive Compensation Plan	3,428,091 (1) (2) shares	$35.57 (4)	$121,937,196.90 (4)	$15,181.18(4)
- 2015 Employee Stock Purchase Plan	685,618 (1)(3) shares	$35.57 (4)	$24,387,432.26 (4)	$3,036.24(4)

(1)This Registration Statement covers, in addition to the number of shares of Glaukos Corporation, a Delaware corporation (the “Company” or the “Registrant”), common stock, par value $0.001 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Glaukos Corporation 2015 Omnibus Incentive Compensation Plan (the “2015 Incentive Plan”) or the Glaukos Corporation 2015 Employee Stock Purchase Plan (the “ESPP”) as a result of one or more adjustments under the 2015 Incentive Plan or the ESPP to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)Pursuant to the 2015 Incentive Plan, the number of shares reserved for issuance under the 2015 Incentive Plan automatically increases on the first day of each fiscal year by the lesser of (i) five percent of the outstanding Common Stock on the last day of the immediately preceding fiscal year or (ii) the number of shares determined by the Company’s Board of Directors.  This Registration Statement covers five percent of the outstanding Common Stock on each of December 31, 2016 and December 31, 2017 (i.e. 5% of 33,942,969 shares and 5% of 34,618,854 shares, respectively).

(3)Pursuant to the ESPP, the number of shares reserved for issuance under the ESPP automatically increases on the first day of each fiscal year by the lesser of (i) one percent of the outstanding Common Stock on the last day of the immediately preceding fiscal year or (ii) an amount determined by the ESPP’s administrator.  This Registration Statement covers one percent of the outstanding Common Stock on each of December 31, 2016 and December 31, 2017 (i.e. 1% of 33,942,969 shares and 1% of 34,618,854 shares, respectively).

(4)Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on May 7, 2018, as quoted on the New York Stock Exchange.

See the Exhibit Index included in this Registration Statement.

EXPLANATORY NOTE

This Registration Statement is filed by the Company to register additional securities issuable pursuant to the 2015 Incentive Plan and the ESPP and consists of only those items required by General Instruction E to Form S-8.

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PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

a)	The Company’s Registration Statements on Form S-8, filed with the Commission on June 30, 2015 and June 17, 2016 (Commission File No. 333-205372 and 333-212106, respectively);
b)	The Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2017, filed with the Commission on February 28, 2018 (Commission File No. 001-37463);
c)	The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2018, filed with the Commission on May 9, 2018 (Commission File No. 001-37463);
d)	The Company’s Current Report on Form 8-K, filed with the Commission on March 7, 2018; and
e)

The description of the Company’s Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on June 22, 2015 (Commission File No. 001-37463), and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement.  Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.Interests of Named Experts and Counsel

The validity of the issuance of Common Stock registered hereby is passed on for the Company by Robert Davis.  Mr. Davis is the Senior Vice President, General Counsel and Secretary of the Company and is compensated by the Company as an employee.  Mr. Davis owns 2,124 shares of Common Stock, and Company stock options to acquire up to an additional 286,000 shares of Common Stock.  Mr. Davis is eligible to receive stock awards by the Company under the 2015 Incentive Plan and is eligible to participate in the ESPP.

Item 8. Exhibits

See the Exhibit Index included in this Registration Statement, which is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1

Glaukos Corporation 2015 Omnibus Incentive Compensation Plan. (Filed as Exhibit 10.15 to Amendment No. 2 to the Company’s Registration Statement on Form S-1, filed with the Commission on June 15, 2015 (Commission File No. 333-204091) and incorporated herein by this reference.)

4.2

Glaukos Corporation 2015 Employee Stock Purchase Plan. (Filed as Exhibit 10.16 to Amendment No. 2 to the Company’s Registration Statement on Form S-1, filed with the Commission on June 15, 2015 (Commission File No. 333-204091) and incorporated herein by this reference.)

5.	Opinion of Counsel (opinion re legality).

23.1	Consent of Ernst & Young LLP (consent of independent registered public accounting firm).

23.2	Consent of Counsel (included in Exhibit 5).

24.	Power of Attorney (included in this Registration Statement under “Signatures”).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Clemente, State of California, on May 10, 2018.

GLAUKOS CORPORATION
By:	/s/ Thomas W. Burns
Thomas W. Burns
President & Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas W. Burns, Joseph E. Gilliam, and Robert Davis, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Thomas W. Burns Thomas W. Burns	President, Chief Executive Officer and Director (Principal Executive Officer)	May 10, 2018
/s/ Joseph E. Gilliam Joseph E. Gilliam	Chief Financial Officer and Senior Vice President, Corporate Development (Principal Financial and Accounting Officer)	May 10, 2018

/s/William J. Link William J. Link, Ph.D.	Chairman of the Board of Directors	May 10, 2018
/s/ Mark J. Foley Mark J. Foley	Director	May 10, 2018
/s/ David F. Hoffmeister David F. Hoffmeister	Director	May 10, 2018
/s/ Gilbert H. Kliman Gilbert H. Kliman, M.D.	Director	May 10, 2018
/s/ Marc A. Stapley Marc A. Stapley	Director	May 10, 2018
/s/ Aimee S. Weisner Aimee S. Weisner	Director	May 10, 2018